UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 21, 2007 (December 17, 2007)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See disclosure under Item 2.03 below, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2007, Sonic Foundry, Inc., and its wholly-owned subsidiary, Sonic Foundry Media Systems, Inc. (“SFMS”) executed the First Loan Modification Agreement (the “Agreement”) with Silicon Valley Bank, the primary banking subsidiary of Silicon Valley Bancshares.

The Agreement, amount other things, a) removes a sub-limit of maximum indebtedness under the revolving line of credit of $1,000,000 prior to completion of a collateral audit; b) modifies certain covenants including a reduction of the tangible net worth covenant as of September 30, 2007 from $8,000,000 to $5,500,000; and c) adjusts the definition of Eligible Accounts to, among other things, (i) include certain international accounts up to a maximum of $750,000, (ii) adjust the concentration limit with respect to a certain Account Debtor and (iii) remove the ineligibility of accounts reflected in deferred revenue.

A copy of the Agreement is attached as Exhibit 10.1 to the report and the summary above is qualified by reference to the entire document.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Loan Modification Agreement entered into as of December 17, 2007 among registrant, SFMS and Silicon Valley Bank

EXHIBIT LIST

NUMBER	DESCRIPTION
10.1	First Loan Modification Agreement entered into as of December 17, 2007 amoung registrant, SFMS and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

December 21, 2007		By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer